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                                                                  Exhibit (j)(3)


                   Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 13, 2000 related to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of the REIT Fund (Registration Number 811-5380). We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ McCurdy & Associates
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McCurdy & Associates CPA's, Inc.
July 27, 2001